EXHIBIT 10(c)

SURGE GLOBAL ENERGY, INC.

AMENDED AND RESTATED

STOCK OPTION PLAN

The below amends and restates the Corporation’s existing Stock Option Plan in its entirety:

1.	PURPOSE.

This Surge Global Energy, Inc. 2012 Stock Option Plan (the “Plan”) is intended to promote the best interests of Surge Global Energy, Inc. (the “Corporation”) and its shareholders by enabling the Corporation to attract and retain persons of ability as directors, officers and employees, providing an incentive to directors, officers and employees of the Corporation by affording them an equity participation in the Corporation and rewarding those directors, officers and employees who contribute to the operating progress and earning power of the Corporation.

2.	DEFINITIONS.

The following terms shall have the following meanings when used in the Plan unless the context clearly otherwise requires:

(a)      “Award” means an award, in the form of Options, granted to any Participant in accordance with the provisions of the Plan.

(b)      “Board of Directors” means the Board of Directors of the Corporation.

(c)      “Change Of Control” A Change in Control shall mean

(i)	any person (as referred to in Section 13(d) of the Exchange Act), other than the shareholders of the Company as of the date of the Change of Control, their family members or entities controlled by one or more such shareholders or family members (collectively, the “Shareholders”), becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than 50% of the combined voting power of the Company’s then outstanding securities;
(ii)	there is consummated a merger or consolidation of the Company with any other corporation or entity by means of any transaction or a series of transactions, other than (A) a merger or consolidation which would result in the voting securities of the Company, as applicable, outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent entity thereof), more than 50% of the combined voting power of the securities of the Company, such surviving entity or any parent entity thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected solely to implement a recapitalization of the Company (or similar transaction) in which no person (other than one or more of the Shareholders) becomes the beneficial owner, directly or indirectly, of securities of the Company, as applicable, (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than 50% of the combined voting power of the Company’s (as applicable) outstanding securities;

(iii)	there is consummated the sale or disposition of all or substantially all of the assets of the Company, other than any such sale or disposition to an entity in which immediately after the sale or disposition more than 50% of the combined voting power of the voting securities of such entity is owned by the shareholders of Company, as applicable, in substantially the same proportions as their ownership of the voting securities of the Company (as applicable) immediately prior to such sale or disposition or
(iv)	there is any liquidation, dissolution, or winding up of the business of the Company.

(d)      “Code” means the Internal Revenue Code on the date hereof, as amended, or any successor provisions.

(e)      “Controlling Participant means any Eligible Employee who, immediately before any Option is granted to that particular Eligible Employee, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary corporation thereof, as such terms are defined in Section 425(e) and (f) of the Code, respectively).

(f)      “Corporation” means Surge Global Energy, Inc., a Delaware corporation, and any subsidiary corporation, as defined in Section 425(f) of the Code, to which the Board of Directors has determined to extend the application of this Plan.

(g)      “Eligible Employee” means any director, officer or employee of the Corporation.

(h)      “Exercise Price” means the price at which a share of Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Section 6 hereof.

(i)      “Incentive Stock Option” means any Option awarded to an Eligible Employee that is intended to be and is designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(j)      “Non-Employee Director” means a director of the Company who is not an employee of any Participating Company.

(k)      “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

(l)      “Option” means the right of a Participant to purchase shares of Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Corporation.

(m)      “Participant” means any Eligible Employee or Non-Employee Director who is designated (in accordance with the provisions of Section 5 of this Plan) to be granted an Option and who is a party to an Stock Option Agreement.

(n)      “Stock” means the Common Stock of the Corporation, par value $.001 per share, issued pursuant to this Plan.

(o)      “Stock Option Agreement” means the written agreement or certificate evidencing each Award granted to a Participant under the Plan.

(p)      “Stock Option Committee” means any committee chosen by the Board of Directors to implement, interpret and administer this Plan.

3.	ADOPTION AND ADMINISTRATION OF PLAN.

This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the shareholders of the Corporation shall approve this Plan, in accordance with applicable state law, within twelve (12) months before or after the adoption of this Plan by the Board of Directors. Upon such effectiveness, except as expressly limited in Sections 4 and 6 of this Plan and Sections 5(e) and 8(c) of this Plan, any action taken by the Board of Directors with respect to the implementation, interpretation or administration of this plan shall be final, conclusive and binding; provided, however, that to the extent not prohibited by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or the Code, the Board of Directors may delegate (by resolutions adopted prior to or after the effectiveness of this Plan) any or all of its responsibilities hereunder to the Compensation Committee and all references herein or in any Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include the Compensation Committee.

4.	TOTAL NUMBER OF SHARES OF STOCK.

The number of shares of Stock which may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder shall not be more than Twelve Million (12,000,000), which number may be increased only by a resolution adopted by the Board of Directors and approved within twelve (12) months after such adoption by the shareholders of the Corporation in accordance with applicable state law.

Such shares of Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Section 12 hereof, the aforesaid number of shares shall be appropriately so adjusted.

5.	ELIGIBILITY AND AWARDS.

The Board of Directors shall designate, at any time, and from time to time thereafter: a) the Eligible Employees of the Corporation who shall be granted an Option; b) the number of shares of Stock which each Eligible Employee so designated may purchase pursuant to the exercise of an Option; c) the Exercise Price for each designated Eligible Employee; d) the other terms of each Eligible Employee’s Option, including, without limitation, the term during which such Option shall be in effect, which term shall not be greater than ten (10) years for any Option; provided, however, that the term shall not be greater than five (5) years for any Option granted to a Controlling Participant; and e) the restrictions, if any, applicable to the shares of Stock which each Eligible Employee so designated may purchase.

6.	TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Incentive Stock Options shall be evidenced by Stock Option Agreements, which Stock Option Agreements shall be subject to the terms and conditions set forth in Section 8 of the Plan and shall contain in substance the following terms and conditions and such other terms and conditions not inconsistent therewith as the Stock Option Committee may approve:

(a)      Eligibility. Incentive Stock Options may be granted solely to Eligible Employees who are employees of the Company or any Participating Company.

(b)      Option Price. Except as provided in Section 6(c), the option price per share of Stock underlying each Option shall be determined by the Stock Option Committee and shall be at least 100% of the Fair Market Value of a share of Stock at the time such Option is granted.

(c)      Ten Percent Shareholders. The option price per share of Stock underlying any Incentive Stock Option granted to any individual who, at the time of the grant, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its Parents or Subsidiaries shall be 110% of the Fair Market Value of a share of Stock at the time such Option is granted.

(d)      Fair Market Value. The Fair Market Value of the shares of Stock of the Corporation shall be determined for purposes of this Plan by the Board of Directors in accordance with the Code, and such determination shall be final, conclusive and binding upon each Participant and the Corporation for all purposes of this Plan.

(e)      Annual Limit. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent, exceeds $100,000 or any other maximum established under the Code for Incentive Stock Options that may be granted to an individual employee, such Options shall be treated as Nonqualified Stock Options.

(f)      Exercise. No Option granted which is an Incentive Stock Option shall be exercisable unless the Participant remains in the employ of the Company, a Parent or a Subsidiary for at least two years from the date of grant, and until the expiration of such two-year period, except as provided in Section 9 hereof.

7.	TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Nonqualified Stock Options shall be evidenced by Stock Option Agreements which shall be subject to the terms and conditions set forth in Section 8 of the Plan and such other terms and conditions not inconsistent therewith as the Committee may approve. The option price per share of Stock under a Nonqualified Stock Option shall be determined by the Committee and shall be at least 100% of the Fair Market Value of the Stock as determined in Section 6(d) at the time such option is granted.

8.	GRANT, EXERCISE AND TERMINATION OF OPTIONS.

(a)      As soon as practicable after a designation is made by the Board of Directors pursuant to Section 5 hereof, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to each Eligible Employee of the Corporation so designated, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Employee.

(b)      Upon receipt of the notice specified in Section 5 hereof, an Eligible Employee so designated shall have an Option, and shall thereby become and be a Participant, only after the due execution by such Eligible Employee and the Corporation of an Stock Option Agreement (in such number as the Board of Directors shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Corporation).

(c)      Any Option granted pursuant to this Plan must be granted within ten (10) years from the date that this Plan is adopted by the Board of Directors or this Plan is approved by the stockholders of the Corporation, whichever is earlier.

(d)      An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected, and may be exercised only by: i) such Participant’s completion, execution and delivery to the Corporation of a notice of such Participant’s exercise of such Option and an “investment letter” (if required by the Corporation) as supplied by the Corporation; and ii) the payment to the Corporation of the aggregate Exercise Price, as provided under Section 9 hereof, for the shares of Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of this Plan and the Stock Option Agreement. Except as specifically provided by a duly executed Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

(e)      Notwithstanding any terms or provisions of this Plan to the contrary, the Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Stock Option Agreement reflecting any option granted under this Plan; provided, however, that any such Stock Option Agreement shall be consistent with the terms and conditions of this Plan.

9.	PAYMENT FOR SHARES OF STOCK.

(a)      Exercise for Cash. Payment of the aggregate Exercise Price may be made in cash, by certified or bank check or other instrument acceptable to the Stock Option Committee in U.S. funds payable to the order of Corporation in an amount equal to the aggregate Exercise Price.

(b)      Cashless Exercise.

(i)      Payment of the aggregate Exercise Price may be made by instructing Company to withhold from Shares to be acquired by Optionee upon exercise of this Option, a number of Shares with an aggregate Fair Market Value (as such term is defined above in Section 6(d)) as of the date of exercise that would satisfy the aggregate Exercise Price.

(ii)      In the event of a cashless exercise pursuant to this Section, the number of Shares to be issued to Optionee upon exercise shall be determined according to the following formula:

X =	Y (A-B)
A

Where X =      the number of Shares that shall be issued to Optionee;

Where Y =      the number of Shares for which this Option is being exercised (which shall include both the number of Shares to be issued to Optionee and the number of Shares subject to this Option that are being withheld by Company in payment of the aggregate Exercise Price);

Where A =      the Fair Market Value of one Share; and

Where B =       the Exercise Price then in effect.

10.	COSTS AND EXPENSES.

All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be paid by the Corporation; provided, however, that except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Corporation and a Participant, the Corporation shall not be obligated to any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Incentive held by any Participant.

11.	NO PRIOR RIGHT OF AWARD.

Nothing in this Plan shall be deemed to give any officer or employee of the Corporation, or such person’s legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation to terminate the employment of any individual (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant’s duties as an employee of the Corporation shall result in a modification of the terms of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.

12.	CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the shareholders of the Corporation and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Stock represented by the unexercised portion of an Option and the number of shares of Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was surrendered or terminated unexercised as to such shares), as well as the Exercise Price of a share of Stock represented by the unexercised portion of an Option, shall be proportionately adjusted for: a) a division, combination or reclassification of any of the shares of Common Stock of the Corporation; or b) a dividend payable in shares of Common Stock of the Corporation.

13.	CONVERSION OF OPTIONS TO WARRANTS

The other Sections of this Plan or Stock Option Agreement notwithstanding, if as of the result of a merger of the Corporation in which the Corporation is the surviving entity or as a result of a Change Of Control, a Non-Employee Director is required to resign within six (6) months following such merger or Change Of Control, then any outstanding Options held by the resigning Non-Employee Director shall be converted into warrants to purchase an equivalent number of shares of the Corporation as were granted under the Option on such date on the resignation date (or such later date as the Non-Employee Director may direct the Corporation). The purchase price of the shares under the warrants shall be the same as the exercise price under the Option. Any warrants issued as a result of the conversion shall expire on the third anniversary of the resignation of the Non-Employee Director.

14.	AMENDMENT OR TERMINATION OF PLAN.

Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors, in its sole discretion, but no such action shall adversely affect or alter any right or obligation with respect to any Option or Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with the Code or any rule or regulation promulgated or proposed thereunder.

15.	BURDEN AND BENEFIT.

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant’s executors and administrators, estate, heirs and personal and legal representatives.

16.	HEADINGS.

The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

17.	INTERPRETATION.

Notwithstanding any provision of this Plan or any provision of any Stock Option Agreement to the contrary, this Plan and each Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each Stock Option Agreement being so qualified.

Date of Adoption by the Board: October 5, 2012.

Date of Approval by the Shareholders: _________ __, 201_.